GCM Grosvenor Reports Strong Fourth Quarter Fiscal 2020 and Full Year Results, Increases Dividend to $0.08 Per Share

CHICAGO, February 25, 2021 – GCM Grosvenor (Nasdaq: GCMG), a leading global alternative asset management solutions provider, today reported its results for the fourth fiscal quarter and full year ended December 31, 2020 and announced it will increase its quarterly dividend beginning in the second quarter of 2021 to $0.08 per share. The dividend is payable on June 15, 2021 to stockholders of record as of the close of business on June 1, 2021.
“We are pleased with fourth quarter performance and the positive momentum we bring into 2021”, said Michael Sacks, Chairman and Chief Executive Officer of GCM Grosvenor. “We look forward to delivering for our clients and shareholders in 2021 and beyond.”
For the quarter:
Assets Under Management
•Fee-Paying Assets Under Management (“FPAUM”) increased 4% from the third quarter of 2020 (the “prior quarter”) to $52.0 billion as of December 31, 2020
•Contracted Not Yet FPAUM increased 6% from the prior quarter to $7.1 billion as of December 31, 2020
•Assets Under Management increased 6% from the prior quarter to $61.9 billion as of December 31, 2020
Adjusted Revenues
•Adjusted Revenues to GCM Grosvenor increased 54% from the prior quarter to $153.0 million1
Net Fees Attributable to GCM Grosvenor
•Net Fees Attributable to GCM Grosvenor increased 41% from the prior quarter to $120.0 million
Net Income and Adjusted Pre-Tax Income
•GAAP Net Income Attributable to GCM Grosvenor Inc. was $7.5 million
•Adjusted Pre-Tax Income increased 125% from the prior quarter to $61.4 million
Adjusted EBITDA
•Adjusted EBITDA increased 102% from the prior quarter to $67.9 million
Adjusted Fee-Related Earnings
•Adjusted Fee-Related Earnings increased 5% from the prior quarter to $26.8 million
Dividend
•GCM Grosvenor's Board of Directors approved a $0.06 per share dividend payable on March 15, 2021 to shareholders on record March 1, 2021
•On February 23, 2021, GCM Grosvenor's Board of Directors approved a $0.08 per share dividend payable in the second quarter of 2021 payable on June 15, 2021 to shareholders on record June 1, 2021
1 Excludes fund reimbursement revenue of $2.4 million for the quarter ended December 31, 2020

Additional Information
GCM Grosvenor also issued a detailed presentation of its fourth quarter and full year 2020 results, which is available on GCM Grosvenor’s website at https://www.gcmgrosvenor.com/shareholder-events.
Management will host a webcast and conference call at 10:30am ET on Thursday, February 25, 2021 to discuss the company’s results. The conference call will also be available via public webcast from the Public Shareholders section of GCM Grosvenor’s website at www.gcmgrosvenor.com/public-shareholders and a replay will be available on the website soon after the call’s completion. To listen to the live broadcast, participants are encouraged to go to the site 15 minutes prior to the scheduled call time in order to register.
The call can also be accessed by dialing (833) 665-0676 / (929) 517-0171 and using the participant passcode: 5894828.
About GCM Grosvenor
GCM Grosvenor (Nasdaq: GCMG) is a global alternative asset management solutions provider with approximately $62 billion in assets under management across private equity, infrastructure, real estate, credit, and absolute return investment strategies. The firm is in its 50th year of operation and is dedicated to delivering value for clients in the growing alternative investment asset classes.
GCM Grosvenor’s experienced team of approximately 500 professionals serves a global client base of institutional and high net worth investors. The firm is headquartered in Chicago, with offices in New York, Los Angeles, London, Tokyo, Hong Kong, and Seoul. For more information, please visit: www.gcmgrosvenor.com.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected future performance of GCM Grosvenor’s business. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this presentation, including without limitation, the historical performance of GCM Grosvenor's funds may not be indicative of GCM Grosvenor's future results; risks related to redemptions and termination of engagements; effect of the COVID-19 pandemic on GCM Grosvenor's business; the variable nature of GCM Grosvenor's revenues; competition in GCM Grosvenor's industry; effects of government regulation or compliance failures; market, geopolitical and economic conditions; identification and availability of suitable investment opportunities; and risks related to the performance of GCM Grosvenor's investments. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the final prospectus filed by GCM Grosvenor Inc. on December 15, 2020 pursuant to Rule 424(b)(3) and its other filings with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and GCM Grosvenor assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.
Use of Non-GAAP Financial Measures and Key Performance Indicators
This press release includes certain non-GAAP financial measures, including adjusted fee-related earnings, adjusted pre-tax income, adjusted net income, adjusted EBITDA, net incentive fees attributable to GCM Grosvenor and net fees attributable to GCM Grosvenor. These non-GAAP measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP, and should not be considered as an alternative to revenue, net income, operating income or any other performance measures derived in accordance with GAAP. Reconciliations of historical non-GAAP measures to their most directly comparable GAAP counterparts are included in below.
GCM Grosvenor believes that these non-GAAP measures of financial results provide useful supplemental information to investors about GCM Grosvenor. GCM Grosvenor’s management uses these non-GAAP measures to evaluate GCM’s projected financial and operating performance. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore GCM Grosvenor’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies.
Adjusted net income is a non-GAAP measure that we present on a pre-tax and after-tax basis to evaluate our profitability. Adjusted pre-tax income represents net income attributable to GCM Grosvenor inc. including (a) net income attributable to GCMH, excluding (b) income taxes, (c) change in fair value of derivatives, (d) partnership interest-based and non-cash compensation, (e) unrealized investment income, and (f) certain other items that we believe are not indicative of our core performance, including charges related to corporate transactions and employee severance. We believe adjusted pre-tax income is useful to investors because it provides additional insight into the operating profitability of our business. Adjusted net income represents adjusted pre-tax income minus income taxes.
Adjusted EBITDA is a non-GAAP measure which represents adjusted net income excluding (a) income taxes, (b) depreciation expense and (c) interest expense on our outstanding debt. We believe adjusted EBITDA is useful to investors because it enables them to better evaluate the performance of our core business across reporting periods.
Adjusted fee-related earnings is a non-GAAP measure used to highlight earnings from recurring management fees and administrative fees. Adjusted fee-related earnings represents adjusted EBITDA further adjusted to exclude (a) incentive fees and related compensation and (b) other non-operating income, and to include depreciation expense. We believe adjusted fee-related earnings is useful to investors because it provides additional insights into the management fee driven operating profitability of our business.
Adjusted revenue represents total operating revenues excluding reimbursement of expenses paid on behalf of GCM Funds and affiliates.
Net incentive fees attributable to GCM Grosvenor are used to highlight fees earned from incentive fees that are attributable to GCM Grosvenor. Net incentive fees represent incentive fees excluding (a) incentive fee related compensation and (b) carried interest attributable to noncontrolling interest holders.

Net fees attributable to GCM Grosvenor are used to highlight revenues attributable to GCM Grosvenor. Net fees attributable to GCM Grosvenor represent total operating revenues fees excluding (a) reimbursement of expenses paid on behalf of GCM Funds and affiliates, (b) incentive fee related compensation and (c) carried interest attributable to noncontrolling interest holders.
Fee-Paying Assets Under Management (“FPAUM”) is a key performance indicator we use to measure the assets from which we earn management fees. Our FPAUM comprises the assets in our customized separate accounts and specialized funds from which we derive management fees. We classify customized separate account revenue as management fees if the client is charged an asset-based fee, which includes the vast majority of our discretionary AUM accounts. The FPAUM for our private market strategies typically represents committed, invested or scheduled capital during the investment period and invested capital following the expiration or termination of the investment period. Substantially all of our private markets strategies funds earn fees based on commitments or net invested capital, which are not affected by market appreciation or depreciation. Our FPAUM for our absolute return strategy is based on net asset value.
Our calculations of FPAUM may differ from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers. Our definition of FPAUM is not based on any definition that is set forth in the agreements governing the customized separate accounts or specialized funds that we manage.
Contracted, not yet fee-paying AUM (“CNYFPAUM”) represents limited partner commitments during the initial commitment or investment period where fees are expected to be charged in the future based on invested capital (capital committed to underlying investments) or on a ratable ramp-in of total commitments.

Condensed GAAP Statement of Income

	Three Months Ended		Twelve Months Ended
(in thousands of dollars)	Sept 30, 2020	Dec 31, 2020	Dec 31, 2020
Revenues
Management fees	$78,269	$79,639	$310,745
Incentive fees	21,774	73,602	111,650
Other operating income	1,703	2,247	7,586
Total operating revenues	101,746	155,488	429,981
Expenses
Employee compensation and benefits	75,315	202,006	388,465
General, administrative and other	17,263	24,273	82,374
Total operating expenses	92,578	226,279	470,839
Operating income (loss)	9,168	(70,791)	(40,858)
Investment income	7,902	9,042	10,742
Interest expense	(5,807)	(5,931)	(23,446)
Other income (expense)	446	1,075	(9,562)
Net other Income (expense)	2,541	4,186	(22,266)
Income (loss) before income taxes	11,709	(66,605)	(63,124)
Income taxes	541	2,796	4,506
Net income (Loss)	11,168	(69,401)	(67,630)
Less: Net income attributable to redeemable noncontrolling interest	3,322	8,469	14,069
Less: Net income attributable to noncontrolling interests in subsidiaries	6,520	7,744	11,617
Less: Net income (loss) attributable to noncontrolling interests in GCMH	1,326	(93,121)	(100,823)
Net income attributable to GCM Grosvenor Inc.	$—	$7,507	$7,507

Reconciliation of Non-GAAP Metrics

	Three Months Ended		Twelve Months Ended
(in thousands of dollars)	Sept 30, 2020	Dec 31, 2020	Dec 31, 2020
Net incentive fees attributable to GCM Grosvenor
Incentive fees	$21,774	$73,602	$111,650
Less:
Incentive fee related compensation	(12,155)	(25,249)	(46,424)
Carried interest expense attributable to redeemable noncontrolling interests holder	369	(4,451)	(7,751)
Carried interest attributable to other noncontrolling interests holders, net	(2,588)	(3,313)	(8,338)
Net incentive fees attributable to GCM Grosvenor	$7,400	$40,589	$49,137

	Three Months Ended		Twelve Months Ended
(in thousands of dollars)	Sept 30, 2020	Dec 31, 2020	Dec 31, 2020
Net fees attributable to GCM Grosvenor
Total operating revenues	$101,746	$155,488	$429,981
Less:
Fund expense reimbursement revenue	(2,164)	(2,441)	(8,406)
Incentive fee related compensation	(12,155)	(25,249)	(46,424)
Carried interest expense attributable to redeemable noncontrolling interests holder	369	(4,451)	(7,751)
Carried interest attributable to other noncontrolling interests holders, net	(2,588)	(3,313)	(8,338)
Net fees attributable to GCM Grosvenor	85,208	120,034	359,062

Adjusted pre-tax income & Adjusted net income
Net income attributable to GCM Grosvenor Inc.	—	7,507	7,507
Plus:
Net income (loss) attributable to GCMH	1,326	(93,121)	(100,823)
Income taxes	541	2,796	4,506
Change in fair value of derivatives	(378)	(1,101)	8,572
Amortization expense	1,876	1,876	7,504
Severance and other non-core compensation	2,261	5,802	12,580
Transaction expenses[1]	274	5,572	9,346
Loss on extinguishment of debt	—	—	1,514
Partnership interest-based compensation	21,605	133,977	172,358
Less:
Investment income, net of noncontrolling interests	(506)	(421)	(1,070)
Net compensation expense associated with deferred revenue carry	287	(1,479)	(710)
Adjusted pre-tax income	27,286	61,408	121,284
Less:
Income taxes [2]	(6,822)	(15,351)	(30,321)
Adjusted net income	20,464	46,057	90,963

Adjusted EBITDA
Adjusted net income	20,464	46,057	90,963
Plus:
Income taxes [2]	6,822	15,351	30,321
Depreciation expense	540	542	2,314
Interest expense	5,807	5,931	23,446
Adjusted EBITDA	$33,633	$67,881	$147,044
1 Represents expenses incurred in 2019 related to the Mosaic transaction. 2020 expenses relate to the Mosaic transaction, the public offering and other non-core Transaction related expenses.

2 Represents corporate income taxes at a blended effective tax rate of 21% and an estimated combined state, local and foreign income tax rate net of federal benefits of 4%. As we were not subject to U.S. federal and state income taxes prior to November 17, 2020, the blended statutory tax rate of 25% has been applied to all prior periods presented for comparability purposes.

	Three Months Ended		Twelve Months Ended
(in thousands of dollars)	Sept 30, 2020	Dec 31, 2020	Dec 31, 2020
Adjusted Fee-related earnings
Adjusted EBITDA	$33,633	$67,881	$147,044
Less:
Incentive fees	(21,774)	(73,602)	(111,650)
Depreciation expense	(540)	(542)	(2,314)
Other non-operating income/(expense)	(69)	26	(524)
Plus:
Incentive fee related compensation	12,155	25,249	46,424
Carried interest expense attributable to redeemable noncontrolling interests holder	(369)	4,451	7,751
Carried interest attributable to other noncontrolling interests holders, net	2,588	3,313	8,338
Adjusted Fee-related earnings	$25,624	$26,776	$95,069

Source: GCM Grosvenor

Public Shareholders Contact
Stacie Selinger
sselinger@gcmlp.com
312-506-6583
Media Contact
Tom Johnson and Will Braun
Abernathy MacGregor
tbj@abmac.com / whb@abmac.com
212-371-5999